Exhibit 10.1

LOAN AGREEMENT

$1,000,000.00	Date: August 24, 2023

For value received, the undersigned Focus Universal Inc., a Nevada Corporation (“Borrower”), promises to pay to the order of Golden Sunrise Investment LLC, a California limited liability company (“Lender”), at 22443 Ridge Line Rd. Diamond Bar CA 91765 (or at such other place as the Lender may designate in writing), and Lender agrees to lend to the Borrower, the sum of One Million U.S. Dollars ($1,000.000.00) at the rate of Twelve Percent (12%) per annum fixed (the “Loan”) until the date it is due.

I. TERMS OF REPAYMENT

A. Payments

Upon Borrower signing this Loan Agreement, the Borrower shall make monthly interest payments of Ten Thousand Dollars ($10,000.00) to the Lender, covering the interest on the Loan until the due date.

The principal and any accrued interest of the Loan shall be fully payable on August 25, 2024, or Twelve (12) Months from the date the Loan is funded, whichever is later (the “Due Date”).

Any unpaid principal after the Due Date or following any default by the Borrower as described below shall accrue interest at a fixed rate of 15% per annum until fully paid.

In addition, Borrower will pay for: (a) all attorneys’ fees incurred by Lender in connection with the preparation of the loan documents, (b) the ALTA Loan title insurance issued by First American Title for the benefit of the Lender, and (c) all recording fees and service fees related to the recording of any document to protect Lender’s security with regards to the properties in the State of California.

Borrower will also pay the broker service fee. This Loan transaction was meticulously orchestrated and subjected to scrutiny by the distinguished Real Estate Broker Country Queen Real Estate, (insert name of broker), Country Queen Real Estate (the “Broker”). In this capacity, Broker, an esteemed real estate broker, served as an impartial third-party intermediary, distinct from any direct involvement as a contractual party to the Loan arrangement. The Broker, in the capacity of an intermediary, diligently facilitated the acquisition and origination of the Loan. In the course of executing this role, Broker Country Queen Real Estate undertook pivotal actions, including, but not limited to, the following:

•	Structuring the Loan in the capacity of an agent on behalf of the Lender, thereby intricately establishing parameters for the interest rate and associated points.

•	Formulating the terms of the forbearance agreement, an integral component of the Loan arrangement.

•	Engaging in a comprehensive review of the Loan documentation and the corresponding forbearance instruments, ensuring legal compliance and adherence to established standards.

•	Conducting meticulous title searches and effectively obtaining the title report pertinent to the property secured (fully described below and defined as the “Secured Property”) as collateral for the Loan.

The Broker’s involvement extended to evaluating and verifying the terms of the Loan Agreement.

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B. Application of Payments

All payments on this Loan Agreement shall be applied first in payment of accrued interest and any remainder in payment of principal.

II. SECURITY

This Loan Agreement shall be secured by a Deed of Trust on the real property owned by the Borrower (“Secured Property”) commonly known as: 2311 East Locust Street, Ontario, CA 91761, in the County of San Bernardino, State of California (APN: 0113-396-09-0-000).

Ill. GUARANTEES

A.	Any and all of Borrower’s obligations under this Loan Agreement and any other related agreements shall be personally guaranteed by Borrower, as fully set forth in the attached Exhibit A, the terms of which are fully incorporated herein and made a part hereto.

B.	In consideration of the extension of credit by the Lender to the Borrower, the Borrower/Guarantor hereby agrees to indemnify, defend, and hold harmless the Lender, as fully set forth in the attached Exhibit B, the terms of which are fully incorporated herein and made a part hereto.

IV. PREPAYMENT

The Borrower reserves the right to prepay this Loan Agreement (in whole or in part) prior to the Due Date with no prepayment penalty. Borrower agrees that in the event of any prepayment, any interest that is paid but not due shall become non-refundable and be deemed as additional interest on the loan.

V. COLLECTION COSTS

If any action or proceeding is commenced that would materially affect Lender’s interest in the Secured Property or if Borrower fails to comply with any provision of this Agreement, including but not limited to Borrower’s failure to pay when due any amounts Borrower is required to pay under this Agreement, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Secured Property and paying all costs for insuring, maintaining and preserving the Secured Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorney’s fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

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VI. DEFAULT

If any of the following events of default occur, this Loan Agreement and any other obligations of the Borrower to the Lender, shall become immediately due, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, or decease or becoming legally incompetent of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the of the Borrower’s creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit;

8) the sale of a material portion of the business or assets of the Borrower;

9) Any default in the deed of trust securing this loan, or judicial or non-judicial foreclosure proceedings against the Secured Property;

10) Any sale, transfer, assignment, or any other disposition of title to the Secured Property;

11) Any of the Undertakings or representations is deemed incorrect when made or failed to be made;

12) Other than Permitted Liens, Borrower has or shall have entered into or granted any security agreement, or permitted the filing or attachment of any security interest on or affecting any of the Secured Property directly or indirectly securing repayment of Borrower’s obligations under this Loan Agreement and Note that would be prior or that may in any way be superior to Lender’s security interest and rights in and to such Secured Property;

“Permitted Liens” shall mean (1) liens and security interest securing indebtedness owed by Borrower to Lender (2) liens for taxes, assessment, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interest upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement (5) liens and security interest which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing;

13) In the event of default, the Borrower shall bear the obligation for any and all costs, expenses, and attorney’s fees incurred in pursuit of collection, foreclosure, and sales proceedings. The Lender shall possess a vested interest in the collateral securing the Loan, including any associated property, for the purpose of covering the costs and fees that have been incurred by Lender. This vested interest shall continue until the complete settlement of all outstanding amounts due, in accordance with the stipulations set forth in this Loan Agreement and the promissory note.

VII. UNDERTAKINGS

Borrower agrees to the following without limitation:

1. To maintain the Secured Property in good order and operating conditions and in compliance with any applicable building codes and ordinances;

2. To notify Lender immediately of any insurance claims in any amount over $10,000 per claim or $20,000 cumulative claims over a 3-month period on any Secured Property; and

3. To maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower will deliver to Lender from time to time the policies or certificate of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least 30-day prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission, or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the loan, Borrower will provide Lender with such lender’s loss payable or other endorsement as Lender may require.

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VIII. TAXES AND DEDUCTIONS

All payments due under any operative documents related with this Loan Agreement shall be made free and clear of any deduction for any present or future taxes, set off, counterclaims, withholding, levies, charges, duties or any other taxes imposed by local governments. The loan documents will include the customary provisions and carve-outs in respect of taxes deducted or withheld from payments so that the net amount received by Lender shall be the same as if such taxes deducted or withheld from payment would not have existed.

IX. INDEMNIFICATION OF LENDER

The Borrower hereby indemnifies and holds harmless the Lender from and against any and all liabilities, losses, increased cost, charges, penalties, costs or claims arising out of, or damages caused as a consequence of the ownership, financing, operation, possession, use and/or maintenance of any Secured Property during the Loan Term, the transactions contemplated hereby and other customary matters (including to third parties), except to the extent caused by the Lender’s gross negligence or willful misconduct.

X. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Loan Agreement are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

XI. NOT A CONSUMER LOAN

Borrower hereby represents, warrants and affirms that Borrower intends to use and will use the funds lent by the Lender pursuant to this Loan Agreement only for investment purposes. No proceeds of the Loan will in any way be used for personal, family, or household purposes. Borrower further represents that, to the extent it may be later alleged that the Loan is a consumer credit transaction and/or that certain consumer disclosures and protections should have been given to Borrower, Borrower waives and relinquishes any right to such disclosures and protections.

XII. MISCELLANEOUS

All payments of principal and interest on this Loan Agreement shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Loan Agreement.

No delay in enforcing any right of the Lender under this Loan Agreement, or assignment by Lender of this Loan Agreement, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Loan Agreement without notice being given to Borrower. All rights of the Lender under this Loan Agreement are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

Choice of Venue: If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

Waiver Jury: To the extent permitted by applicable law, all parties to this Agreement waive the right to any jury trial in any action, proceeding, or counter claim brought by any party against the other party.

This Loan Agreement may not be amended without the written approval of the Lender.

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XIII. BORROWER REPRESENTATION AND WARRANTY

The Borrower hereby represents and warrants that it maintains good standing within the jurisdiction in which it is duly incorporated or formed. The Loan in question has received due approval from its shareholders, members, board of directors, or management as required by its corporate governance structure. Pertinent corporate approval documentation shall be submitted for review prior to the conclusion of the escrow process for this Loan.

XIV. GOVERNING LAW

This Loan Agreement shall be construed in accordance with the laws of the State of California.

XV. DISCLOSURES AND BROKER INVOLVEMENT

A.	The Disclosure and Waiver of the parties is fully set forth in the attached Exhibit C, the terms of which are fully incorporated herein and made a part hereto.

B.	The Disclosure of Broker Involvement and Broker’s Fee is fully set forth in the attached Exhibit D, the terms of which are fully incorporated herein and made a part hereto.

XVI. SIGNATURES

This Loan Agreement shall be signed by Mr. Desheng Wang, CEO and Mr. Irving Kau CFO of Focus Universal Inc., a Nevada Corporation, on behalf of Borrower, and Betty Qi on behalf of Lender.

Borrower represents that the person signing this Loan Agreement has full authority to sign this Loan Agreement.

Signed this 01 day of Sept, 2023, at Industry

Borrower: Focus Universal Inc., a Nevada Corporation

By: /s/ Desheng Wang (Signature)

By: DESHENG WANG (Print Name)

Its: _________________________

By: /s/ Irving Kau (Signature)

By: IRVING KAU (Print Name)

Its: _________________________

Signed this _____ day of _______________, _____, at _________________________

Lender: Golden Sunrise Investment LLC, a California limited liability company

By: /s/ Betty Qi (Signature)

By: Betty Qi (Print Name)

Its: Manager Member 08/24/2023

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